Exhibit 10.4


                            DATED 1st September 2002







                        HALL EFFECT TECHNOLOGIES LIMITED



                                       and



                                 UNIPATH LIMITED



                  ____________________________________________

                            PATENT LICENCE AGREEMENT
                  ____________________________________________

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                                    CONTENTS

Clause  .............................                                      Page

1.   Interpretation..................................................        1
2.   Grant...........................................................        2
3.   Provision of Know-How...........................................        2
4.   Improvements....................................................        2
5.   Infringement....................................................        2
6.   Royalty.........................................................        3
7.   Maintentance of Patents.........................................        4
8.   Confidentiality.................................................        5
9.   Term and Termination............................................        5
10.  Force Majeure...................................................        6
11.  Notices.........................................................        6
12.  Assignment and Subcontracting...................................        7
13.  Disputes........................................................        7
14.  General.........................................................        7

Schedules

1. Licensed Patents..................................................        9
2. Sales Estimate....................................................       10

Signatories..........................................................       11

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                                        1
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THIS AGREEMENT is dated 1st September, 2002

BETWEEN:

(1) HALL EFFECT TECHNOLOGIES LIMITED (Registered No. 3344705) whose registered office is at 22 The Office Village, Exchange Quays, Salford Quays, Greater Manchester (Licensor); and

(2) UNIPATH LIMITED (Registered No. 417198) whose registered office is at Priory Business Park, Bedford, MK44 3UP (Licensee).

BACKGROUND

(A) Following an R&D agreement the parties wish to market products emanating from their joint work. The Licensor has agreed to grant and Licensee has agreed to take a licence of certain patent rights on the terms set out in this agreement.

IT IS AGREED:

1.   Interpretation

1.1  In this agreement:

     Affiliate means, in relation to Licensee, any company which is for the time being a holding company of that party or a subsidiary of that party or of any such holding company;

     Field of Use means medical devices for point of care testing or home testing for measuring plasma or blood coagulation;

     Improvement means any improvement enhancement or modification to the Licensed Product or its method of manufacture;

     Licensed Patents means all patent applications in the Territory which are equivalent to and/or claim priority from application [ ] and granted patents issuing from such applications together with all re-issues and extensions of such granted patents;

     Licensed Products means (i) units of consumable test strips for use in determination of blood or plasma coagulation, or (ii) any other articles falling within the scope of any of the claims of any of the Licensed Patents;

     Royalty Rate shall be 2% of the Net Sales Price of each Licensed Product;

     Territory means world-wide; and

     Net Sales Price means the amount invoiced by the Licensee or an Affiliate of the Licensee to an independent third party for sale of Licensed Product less any customary trade, quantity or cash discounts, free samples, inclusions in starter packs and non-affiliated broker's or agent's commissions actually allowed and taken, amounts repaid or credited by reason of rebate, rejection, return, short-dating or outdating, and less any import, value added or excise taxes and customs duties levied and any other governmental charges made as to production, sale, transportation, delivery or use to the extent such charges are paid by the Licensee or Affiliate and are separately identified on invoices.

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1.2  The headings in this agreement do not affect its interpretation.

1.3  The schedules and appendices to this agreement form part of it.

2.   Grant

2.1 Licensor hereby grants to Licensee an exclusive licence under the Licensed Patents in the Field of Use to manufacture, have manufactured and to market, distribute and sell or otherwise, Licensed Products in the Territory;

2.2 Licensee shall have the right to grant sub-licences under this agreement to any of its Affiliates provided that each Affiliate agrees to be bound by the terms and conditions of this agreement.

2.3 No further right or licence is granted by Licensor to Licensee by this agreement save as expressly set out in this clause 2.

2.4 Licensor hereby undertakes not during the term of this agreement itself to exploit the Licensed Patents in the Territory in the Field of Use or to purport to grant others the right to do so, provided that this shall not prevent it dealing in such Licensed Products as are supplied to it by Licensee.

3.   Provision of Know-How

3.1 The Licensor shall in addition make available to the Licensee such know-how relating to the manufacture of the Licensed Products as the Licensor has in its possession and is reasonably required for such purpose.

3.2 Such technology and know-how furnished by Licensor under clause 3.1 shall be used by Licensee only for the purpose as set out clause 3.1 and shall be subject to the provisions of clause 8.

4.   Improvements

4.1 If either party shall at any time devise, discover or acquire rights in any Improvement it shall to the extent that it is not prohibited by law or by any undertaking given to any other person or by considerations relating to the securing of a patent promptly notify the other party in writing giving details of it and provide its Affiliates such information or explanations as its Affiliates may reasonably require to be able effectively to utilise the Improvement and in any case where the party applies for a patent in respect of any such Improvement it shall grant an irrevocable,non-exclusive, royalty-free, worldwide licence to use and exploit such application and any patent granted pursuant to it.

4.2 Such information as is provided by Licensor to Licensee under clause 4.1 shall be subject to the provisions of clause 8.

5.   Infringement

5.1  In the event that:

     (a)  any  Licensed  Patent is  attacked  or being a patent  application  is opposed;
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     (b)  any  application for a patent is made by or any patent is granted to a third party by reason of which the third party may be granted or may have been granted rights which conflict with any of the rights granted to Licensee or its Affiliates under any Licensed Patent;

     (c) any unlicensed activities are carried on by any third party which could constitute an infringement of any Licensed Patent (which for the purposes of this clause 5 shall be deemed to include any patent (whether in application or granted) in respect of an Improvement of Licensor); or

     (d) any application is made for a compulsory licence under any Licensed Patent,

     the party to whose attention such activity has been drawn shall promptly inform the other party of the nature and extent of such known activity, following which Licensor and Licensee shall as soon as practicable consult together to decide what steps shall be taken to resolve the activity.

5.2 Licensor and Licensee shall take all steps as may be agreed by them under clause 5.1, including the institution of legal proceedings where necessary in the name of one of the parties or in the joint names of the Licensor and Licensee as appropriate.

5.3 If Licensor and Licensee fail to agree under clause 5.2 and subject to clause 5.4, Licensor shall have the right to take all steps to prevent the infringement of the Licensed Patent and Licensee shall, at Licensor's request and expense, render all reasonable assistance within Licensee's power. Licensor shall bear all costs in relation to any proceeding which are under the exclusive control of the Licensor and Licensor shall be entitled to retain for its own absolute benefit any damages, costs or other expenses awarded or recovered in any such proceedings.

5.4 If Licensor fails within 1 month to take those steps as are mentioned under clause 5.3 or if Licensor informs Licensee that Licensor does not intend to take any steps under clause 5.3, Licensee shall have the right and is authorised by Licensor to take those steps independently. In so doing Licensee shall not be taken as acting as the agent or in any way on behalf of Licensor but Licensor shall give all reasonable assistance at Licensee's expense to facilitate any proceedings by Licensee. Licensee shall bear all costs but shall be entitled to retain for its own absolute benefit any damages, costs or other expenses awarded or recovered in any such proceedings.

5.5 Nothing in this agreement shall constitute any representation that any Licensed Patent (if a patent application) shall proceed to grant or if granted shall be valid.

6.   Royalty

6.1 In consideration of the rights granted under clause 2, Licensee shall pay to Licensor royalties calculated at the Royalty Rate and payable in respect of all Net Sales Price made by Licensee and Affiliates on and after the date of this agreement provided always that in respect of any Licensed Product manufactured and supplied as provided above, only a single royalty in accordance with the provisions of this agreement shall be payable in respect of such manufacture or supply.

6.2 Royalties payable under this agreement are exclusive of any value added (or like) tax which may be payable on them and shall be paid gross without deduction of any withholding or other income taxes and if subject to withholding or other income taxes Licensee shall ensure that such sum is paid to Licensor as shall, after deduction of such withholding or other income tax, be equivalent to the royalties otherwise payable under the agreement.

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6.3  Royalties  payable under this agreement shall be paid in sterling within 30 days of the end of each successive quarterly period of three months commencing on 1st January, 1st April, 1st July and 1st October in each year.

6.4 For the purpose of converting into sterling the local currency of Licensee in which such royalties arise, the rate of exchange to be applied shall be the rate of exchange applied by the (London) bankers to Licensor for the purchase of sterling with such foreign currency as at the close of business on the date when the relevant payment first becomes due.

6.5 At the same time as payment of any such royalties falls due Licensee shall submit or cause to be submitted to Licensor a statement in writing recording the calculation of such royalties payable and in particular:

     (a) the number of Licensed Products which have been supplied during the previous quarter;

     (b) the number of Licensed Products which have been manufactured during the previous quarter but not yet supplied;

     (c) the Net Sales Price of each Licensed Product supplied during the previous quarter;

     (d) the amount of royalties due and payable and the amount of any tax deductible or due to be deducted from such figure;

6.6 Licensee shall keep proper records and books of account showing the quality, description and price of Licensed Products supplied or put into use and such records and books shall be kept separate from any records and books not relating solely to the Licensed Products and be open at all times to inspection and audit by Licensor or its duly authorised agent or representative who shall be entitled to take copies of or extracts from the same and in the event such inspection or audit should reveal a discrepancy in the royalties paid from those payable under this agreement Licensee shall immediately make up the shortfall and reimburse Licensor in respect of any professional charges incurred for such audit or inspection.

6.7 The parties believe that, at the date of this agreement, the estimate contained in schedule 2 is a reasonable estimate of the potential sales that might be achievable under this agreement. Both parties acknowledge that the estimate contained in schedule 2 is a non-binding estimate and does not constitute any representation, warranty or otherwise that those sales will actually be realised.

6.8 The provisions of this clause 6 shall remain in effect notwithstanding termination or expiry of this agreement until the settlement of all subsisting claims by Licensor.

7.   Maintentance of Patents

7.1 Licensor shall pay all fees and charges and do all acts and things necessary for the maintenance of all Licensed Patents that have been granted or that proceed to grant and do all acts and things necessary to prosecute any of the Licensed Patents that are applications.

7.2 Licensor shall not abandon any of the Licensed Patents or allow any of them to lapse save with the prior written consent of Licensee. Such consent not to be unreasonably withheld.

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8.   Confidentiality

8.1 Each of the parties undertakes to keep confidential and not to disclose to any third party or to use themselves except as permitted under or in accordance with this agreement any confidential or secret information in any form directly or indirectly belonging or relating to the other party, its Affiliates, its or their business or affairs, disclosed by the one and received by the other pursuant to or in the course of this agreement, including, without limitation, any Improvement, know-how supplied under clause 3 and the existence and terms of this agreement (Confidential Information).

8.2 Each of the parties undertakes to disclose Confidential Information of the other on a confidential basis only to those of its officers, employees, agents, professional advisers, bankers and contractors, to whom and to the extent to which, such disclosure is necessary for the purposes contemplated under this agreement and to ensure that all such personnel are bound by obligations of confidentiality no less onerous than those contained in this agreement.

8.3 Each party shall, upon the written request of the other, procure that, free of expense to the other, there is forthwith returned to the other any material in which there is recorded any Confidential Information as defined in clause 8.1.

8.4 The obligations contained in this clause 8 shall survive the expiry or termination of this agreement for any reason for a period of 5 years from the date of expiration or termination but shall not apply to any Confidential Information which:

     (a)  is publicly known at the time of disclosure to the receiving party;

     (b) after disclosure becomes publicly known otherwise than through a breach of this agreement by the receiving party, its officers, employees, agents or contractors;

     (c) can be proved by the receiving party to have reached its hands otherwise than by being communicated by the other party including being known to it prior to disclosure, or having been developed by or for it wholly independently of the other party or having been obtained from a third party without any restriction on disclosure on such third party of which the recipient is aware, having made due enquiry;

     (d) is required by law, regulation or order of a competent authority (including any regulatory or governmental body or securities exchange) to be disclosed by the receiving party, provided that, where practicable, the disclosing party is given reasonable advance notice of the intended disclosure.

9.   Term and Termination

9.1 This agreement shall come into effect on the execution of this agreement and, subject to clause 9.2, shall continue in force until the expiry of the last to expire of the Licensed Patents and/or supplementary protection certificates or, if being patent applications, until there is no further possibility of any of patent applications proceeding to grant.

9.2 Without prejudice to any other rights to which it may be entitled, either party may give notice in writing to the other terminating this agreement with immediate effect if:

     (a) the other party commits any material breach of any of the terms of this agreement and (if such a breach is remediable) fails to remedy that breach within 30 days of that party being notified in writing of the breach;
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     (b)  if an order is made or a  resolution  is passed for the  winding up of the other party or if an order is made for the appointment of an administrator to manage the affairs, business and property of the other party or if a receiver is appointed of any of the other party's assets or undertaking or if circumstances arise which entitle the Court or a creditor to appoint a receiver or manager or which entitle the Court to make a winding-up order or if the other party takes or suffers any similar or analogous action in consequence of debt.

9.3 Termination of this agreement however caused shall be without prejudice to any rights or liabilities accrued at the date of termination.

9.4 If Licensee decides the Licensed Products not to be commercial viable and cease the marketing thereof Licensor reserves the right to convert the licence to a non-exclusive grant of rights.

10.  Force Majeure

     Neither party shall be liable to the other party for any delay or non-performance of its obligations under this agreement arising from any cause or causes beyond its reasonable control including, without limitation, any of the following: act of God, governmental act, war, fire, flood, explosion, civil commotion. Subject to the affected party promptly notifying the other party in writing of the cause of the delay or non-performance and the likely duration of the delay or non-performance, and provided the affected party uses its reasonable endeavours to limit the effect of that delay or non-performance on the other party, the performance of the affected party's obligations, to the extent affected by the cause, shall be suspended during the period that the cause persists. If the delay or non-performance described under the first sentence continues for a period greater than 3 months, each party shall have the right to terminate this agreement.

11.  Notices

11.1 Any notice or other document to be served under this agreement may be delivered or sent by post or facsimile process to the party to be served at its address set out below:

         (a) to Licensor at:                  (b) to Licensee at:
         ---------------------------------    ---------------------------
         22 The Office Village                Priory Business Park
         ---------------------------------    Bedford
         Exchange Quays                       MK44 3UP
         Manchester                           United Kingdom
         M5 3EQ
         ---------------------------------    ---------------------------
         Fax: 0161 848 9226                   Fax: 01234 835002
         ---------------------------------    ---------------------------
         Marked for attention of the Chief    Marked for attention of the
         Executive Officer                    Managing Director
         ---------------------------------    ---------------------------

     or at any other address or facsimile number or to any other addressee as it may have notified to the other party in accordance with this clause 11. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within the United Kingdom) or by prepaid airmail (if elsewhere).

11.2 In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted (either by prepaid first class recorded delivery post or by prepaid airmail, as the case may be) or that the facsimile message was properly addressed and despatched, as the case may be.

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12.  Assignment and Subcontracting

12.1 Subject to 12.2, neither party may assign, sublicense, transfer, create a charge over or otherwise dispose of any of its rights or transfer or otherwise dispose of any of its obligations under this agreement without the prior written consent of the other party which shall not be unreasonably withheld or delayed.

12.2 Nothing in this agreement shall prevent or restrict either party from assigning, sublicensing, transferring, creating a charge over or otherwise disposing of any of its rights or from subcontracting, transferring or otherwise disposing of any of its obligations under this agreement to an Affiliate or to any person acquiring the whole or any part of its business or assets.

13.  Disputes

13.1 Any dispute arising out of or in connection with this agreement (Dispute), shall be referred by either party first to the nominated representatives of each of the parties for resolution. If the Dispute cannot be resolved by the nominated representatives of the parties within 14 days after the Dispute has arisen, either party may give notice to the other party in writing (Notice) that a Dispute has arisen. Within seven days after the date of the Notice, the Dispute shall be referred to a senior executive of each of the parties for resolution. If the Dispute is not resolved by agreement in writing between the parties within 14 days after the date of the Notice, the Dispute shall be resolved in accordance with the remaining provisions of this clause 13.

13.2 Any Dispute which has not been resolved under clause 13.1 shall, at the request of either party made within 30 days after the Notice is given, be referred to arbitration and finally resolved by arbitration under the Controlled Cost Rules at the Chartered Institute of Arbitration, and those rules are deemed incorporated by reference in this agreement

13.3 This clause 13 is without prejudice to either party's right to seek interim relief against the other party (such as an injunction) through the English courts to protect its rights and interests, or to enforce the obligations of the other party.

14.  General

14.1 No partnership or agency: Nothing in this agreement shall be deemed to constitute a partnership between the parties, nor constitute either party the agent of the other party for any purpose.

14.2 Counterparts: This agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this agreement.

14.3 Waiver: The rights of each party under this agreement (a) may be exercised as often as necessary; (b) are cumulative and not exclusive of rights or remedies provided by law; and (c) may be waived only in writing and specifically. Delay in exercising or non-exercise of any such right is not a waiver of that right.

14.4 Amendments: Any amendment of this agreement shall not be binding on the parties unless set out in writing, expressed to amend this agreement and signed by authorised representatives of each of the parties.

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14.5 Severability:  If any term of this agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect (a) the legality, validity or enforceability in that jurisdiction of any other term of this agreement; or (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of this agreement.

14.6 Further assurance: Each party undertakes, at the request and cost and expense of the other party, to sign all documents and to do all other acts, which may be necessary to give full effect to this agreement.

14.7 Costs: Each party shall pay the costs and expenses incurred by it in connection with the entering into of this agreement.

14.8 Language:

     (a)  Any notice given in connection with this agreement must be in English.

     (b)  Any other document provided in connection with this agreement must be:

          (i)  in English; or

          (ii) (unless the parties otherwise agree) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

14.9 Third Party Rights: A person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

14.10 Whole agreement:

     (a) This agreement, the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all previous agreements between the parties relating to the transactions.

     (b) Subject to clause 14.10(c), each party acknowledges that in entering into this agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement and the documents referred to in it) made by or on behalf of any other party before the date of this agreement. Each party waives all rights and remedies which, but for this clause 14.10, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

     (c)  Nothing in clause 14.10(b) limits or excludes any liability for fraud.

14.11Jurisdiction: parties agree that, subject to clause 13, the English courts are to have exclusive jurisdiction to settle any disputes which may arise in connection with this agreement and that any proceedings arising in connection with this agreement may be brought to those courts.

14.12 Governing law: This agreement is governed by English law.


THIS AGREEMENT has been signed on behalf of the parties by their duly authorised representatives on the date which appears first on page 1.



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                                   SCHEDULE 1

                                Licensed Patents



PART I - Patent Application(s)


------------------------ ---------------------- ---------------------
Application No.          Title                  Country
------------------------ ---------------------- ---------------------




PART II - Granted Patent(s)

------------------------ ---------------------- ---------------------
Patent No.               Title                  Country
------------------------ ---------------------- ---------------------


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                                   SCHEDULE 2

                                 Sales Estimate
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SIGNATORIES



/s/ John Fuller
-------------------------------------------
Signed by  John Fuller
for HALL EFFECT TECHNOLOGIES LIMITED




/s/ David Scott
-------------------------------------------
Signed by David Scott
for UNIPATH LIMITED